FORM 8-A

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE
ACT OF 1934

Mylan Laboratories Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania (State of incorporation or organization)	25-1211621 (IRS Employer Identification No.)
1500 Corporate Drive, Canonsburg, Pennsylvania (Address of principal executive offices)	15317 (zip code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
1.25% Senior Convertible Notes due 2012	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-140778

Securities to be registered pursuant to Section 12(g) of the Act:  None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

This registration statement on Form 8-A relates to $550,000,000 principal amount of 1.25% Senior Convertible Notes due 2012 (the "Senior Convertible Notes") of Mylan Laboratories Inc. (the "Company"), as guaranteed by certain of the Company’s subsidiaries. A description of the Senior Convertible Notes is contained in a Prospectus Supplement filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on March 1, 2007. Such Prospectus Supplement shall supplement the Prospectus contained in the Company's automatically effective Registration Statement on Form S-3 (File No. 333-140778), which became effective upon filing with the Commission on February 20, 2007. Such Prospectus Supplement shall be deemed to be incorporated by reference herein for all purposes.

Item 2.	Exhibits

A list of exhibits filed herewith is contained in the Exhibit Index following the signature page hereto and is incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MYLAN LABORATORIES INC. (Registrant)
Date: March 1, 2007	By: /s/ Daniel C. Rizzo, Jr. Name: Daniel C. Rizzo, Jr. Title: Vice President and Corporate Controller

Exhibit Index

3.1	Amended and Restated Articles of Incorporation of the Company, as amended, filed as Exhibit 3.1 to Form 10-Q for the quarter ended June 30, 2003, and incorporated by reference herein.

3.2	Second Amended and Restated Bylaws of the Company, as amended to date, filed as Exhibit 3.1 to the Report on Form 8-K filed with the SEC on February 22, 2005, and incorporated by reference herein.

4.1
Form of global certificate evidencing the Senior Convertible Notes filed as Exhibit 4.8 to the Company’s Registration Statement on Form S-3, filed with the Commission on February 20, 2007, and incorporated by reference herein.

4.2
Form of indenture for the Senior Convertible Notes, to be entered into among the Company, the guarantors named therein and The Bank of New York, as trustee, filed as Exhibit 4.9 to the Company’s Registration Statement on Form S-3, filed with the Commission on February 20, 2007, and incorporated by reference herein.